                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 14, 2000 relating to the financial statements and financial statement schedule of iAsiaWorks, Inc. which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

                                          PricewaterhouseCoopers LLP

San Jose, California
April 20, 2000